Exhibit 10.6

AMENDMENT

TO

SG BLOCK COLLABORATTION AND SUPPLY AGREEMENT

This Amendment (the “Amendment”), dated May 14, 2014, to the SG Blocks Collaboration and Supply Agreement (the “Agreement”) dated as of July 23, 2007, by and between SG Blocks LLC now known as SG Blocks, Inc., a Delaware corporation ( “SGB”), and ConGlobal Industries, Inc., now known as ConGlobal Industries LLC, a Delaware limited liability corporation (“CGI”).

WITNESSETH:

WHEREAS, SGB and CGI wish to amend the Agreement, which is currently scheduled to terminate on July 23, 2017;

WHEREAS, the parties wish to amend the Agreement as provided herein in order to extend the termination date of the Agreement until May 14, 2024.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereto agree as follows:

1.           Definitions. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Agreement.

2.           Amendment to Term of Agreement. Section 9.1 of the Agreement is hereby amended to read in its entirety as follows:

The term of this Agreement shall continue until May 14, 2024, unless terminated earlier in accordance with the provisions hereof.

3.           Additional Amendments to Agreement. The following Sections are hereby amended as follows:

Section 1.4 is removed.

Section 1.6 is modified to define “Container” as 20’, 40’or other Intermodal High Cube Corten Steel Dry Container.

Section 1.7 “Conversion Services” means the services and activities necessary to convert a container, as directed by SGB, through Purchase Orders.

Section 1.12 (3) A and B is revised to A or B.

Section 1.14 is removed.

Section 1.19 is removed.

Section 1.20 is removed.

Section 3.3 is modified to reflect the recent acquisition of ConGlobal by ITS Technologies and Logistics whereby consolidated financials might require preapproval to provide.

Section 5 on Intellectual Property is modified to (a) exclude process or information which is widely known and (b) include recognition that the content of all fabrication drawings and engineering provided by SG Blocks or its consultants/affiliates are the sole property of SG Blocks.

Section 6.1 is modified to make record keeping mandatory for 5 years rather than 10.

Section 6.2 with respect to Access is modified to read CGI shall grant SGB and/or its representatives.

Section 8.3 (b) is removed.

A new Section 8.5(h) is added to the Agreement that shall read as follows:

CGI and its Affiliates will comply with its obligations under applicable provisions of federal and state securities laws relating to the trading of securities while in possession of material non-public information regarding SGB.

Section 12.6 is modified to be governed by the laws of the State of Delaware.

Section 12.9 the following modifications are made to Notices:

If to SGB:	SG Blocks, Inc. 3 Columbus Circle, 16th Floor, NY, NY 10019 Attn: Paul Galvin

With copy:	Olshan Frome Wolosky LLP 66 East 55th Street New York, NY 10022 Attn: Kenneth Schlesinger

If to CGI:	ConGlobal Industries 2633 Camino Ramon #450 San Ramon, CA 94583 Attn: Mike Baldwin

4.           Amendments to Schedules. The following Schedules are hereby amended as follows:

Schedule A is removed.

Schedule B:

1.	Reference to Triton Container International is removed.

2.	Unless otherwise agreed, the price for each SG Block is set forth on Schedule C which has been updated from 2007 to 2014.

3.	Number 7 is removed.

4.	Number 10 is removed.

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5.           Limited Nature of Amendments and Waivers. The Amendment is limited as provided herein and does not extend to any other provisions of the Agreement not specified herein nor to any other matter. Except as expressly amended hereby, the terms and provisions of the Agreement shall remain in full force and effect.

6.           Effectiveness. This Amendment shall become effective as of the execution of its extension.

7.           Counterparts; Execution. This Amendment may be executed in counterparts and all such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by telefacsimile or electronic mail shall be equally as effective as delivery of an original executed counterpart of this Amendment.

8.           Governing Law. This Amendment shall be governed by and construed and interpreted in accordance with the laws of the State of Missouri, without reference to principles of conflict of laws.

[Signature page follows]

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first written above.

SG BLOCKS, INC.

By:	/s/ Paul Galvin
Name: Paul Galvin
Title: Chairman and CEO

CONGLOBAL INDUSTRIES, INC.

By:	/s/ Mike Baldwin
Name: Mike Baldwin
Title: President

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